SCHEDULE 14A
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  __)
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GEORGIA-CAROLINA BANCSHARES, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2011
     The Annual Meeting of Shareholders of Georgia-Carolina Bancshares, Inc. (the “Company”) will be held at 4:00 p.m. on Monday, May 23, 2011, at 3527 Wheeler Road, Augusta, Georgia 30909 for the following purposes:
(1)	to elect five Class II directors to hold office until the 2014 Annual Meeting of Shareholders, and until their successors are elected and qualified; and to elect one Class I director to hold office until the 2013 Annual Meeting of Shareholders, and until his successor is elected and qualified;

(2)	to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the year ending December 31, 2011; and

(3)	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
     Only shareholders of record at the close of business on April 4, 2011 will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
     A proxy statement and a proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly. If you attend the annual meeting, you may, if you wish, withdraw your proxy and vote in person.

By Order of the Board of Directors, Remer Y. Brinson III President and Chief Executive Officer
Augusta, Georgia
April 18, 2011
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 23, 2011
The proxy statement and the 2010 annual report to shareholders are available at: https://materials.proxyvote.com/373145
Your vote is important. Whether or not you plan to attend the annual meeting in person, you are urged to complete, sign, date and promptly mail the enclosed proxy in the accompanying postage paid envelope. If you attend the annual meeting, you may revoke the proxy and vote your shares in person.

ANNUAL MEETING OF SHAREHOLDERS May 23, 2011
PROXY STATEMENT
VOTING
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF CHERRY, BEKAERT & HOLLAND, L.L.P.
CORPORATE GOVERNANCE AND BOARD MATTERS
EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
OTHER MATTERS

GEORGIA-CAROLINA BANCSHARES, INC.
3527 Wheeler Road
Augusta, Georgia 30909
ANNUAL MEETING OF SHAREHOLDERS
May 23, 2011

PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Georgia-Carolina Bancshares, Inc. (the “Company”) for use in voting at the Annual Meeting of Shareholders to be held at 4:00 p.m. on Monday, May 23, 2011, at 3527 Wheeler Road, Augusta, Georgia 30909, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about April 18, 2011. The address of the principal executive offices of the Company is 3527 Wheeler Road, Augusta, Georgia 30909. All references in this Proxy Statement to “we,” “us” or “our” refer to the Company. All references in this Proxy Statement that refer to the “Bank” refer to First Bank of Georgia.
VOTING
Voting and the Revocability of Proxies
     When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the annual meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for director set forth herein, and FOR the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for fiscal year 2011. In addition, if other matters come before the annual meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. If you hold your shares in a bank or brokerage account and do not provide voting instructions on a “non-routine” proposal, such as the election of directors, within ten days of the annual meeting, the bank or broker may not vote your shares on such proposal. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the annual meeting and gives oral notice of his or her election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the annual meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.
Quorum; Required Vote; Abstentions and Broker Non-Votes
     The presence at the annual meeting of the holders of a majority of the outstanding shares of the Company’s common stock as of the record date is necessary to constitute a quorum. Shareholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. The affirmative vote of a plurality of all votes cast at the annual meeting by the holders of the common stock is required for the election of directors. The ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for fiscal year 2011 and any other business that may properly come before the annual meeting will be approved if a quorum exists and the number of votes cast in favor of such action exceeds the number of votes cast against such action. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates.
Record Date and Share Ownership
     The record of shareholders entitled to vote at the annual meeting was taken on April 4, 2011. On that date, the Company had outstanding and entitled to vote 3,546,125 shares of common stock, with each share entitled to one vote.
Expenses of Solicitation
     The expense of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitations by mail, officers and other employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone.
PROPOSAL NO. 1: ELECTION OF DIRECTORS
     The Board of Directors of the Company, pursuant to the Company’s Bylaws, has set the number of directors to serve for the next year at fifteen, five of whom are to be reelected at this annual meeting as Class II directors, and one of whom is to be reelected at this annual meeting as a Class I director. The Company’s Articles of Incorporation provide for a classified board of directors, whereby approximately one-third of the members of the Company’s Board of Directors are elected each year at the Company’s annual meeting of shareholders, to serve a three-year term.
     The term of the Class II directors will expire at this annual meeting, and each Class II director nominee elected will serve for a term of three years and until his or her successor is elected and qualified. In addition, in 2010, one Class I director was elected by the Board of Directors to fill a vacancy. His interim term will expire at this annual meeting, and, if elected, he will serve for a term of two years until his successor is elected and qualified.
     In the event that any nominee withdraws or for any reason is not able to serve as a director, your proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will your proxy be voted for more than six nominees. The affirmative vote of a plurality of all votes cast at the annual meeting by the holders of the common stock is required for the election of directors. Management of the Company has no reason to believe that any nominee will not serve if elected.
     The following persons have been nominated for reelection to the Board of Directors as Class II directors:
     Mac A. Bowman, M.D., age 58, has been a director of the Company since February 2008. He is a graduate of Thomson High School, the Virginia Military Institute and the Medical College of Georgia, and he received his cardiology fellowship from Brook Army Medical Center in 1983. Dr. Bowman has been a physician since 1977 and a cardiologist since 1983, and is founder and president of his own medical practice, which was founded in 1993. He is a member of the University Hospital Medical Staff and the hospital’s Executive Committee. Dr. Bowman and his family reside in Augusta and are members of Tabernacle Baptist Church. He was honored by the American Heart Association as its 2008 Heart Ball Honoree.

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     As a member of the Board of Directors of the Company, Dr. Bowman brings extensive experience as a bank director and knowledge of the banking industry, and has long-term and deep ties to the Thomson community, which assist us in our business development, customer relations and strategic planning.
     George H. Inman, age 79, has been a director of the Company since December 1997. Mr. Inman has served as Vice Chairman of the Board of Directors of the Company since 1997. Mr. Inman is self employed as an individual consultant. Mr. Inman retired in May 1997 as Chairman of Club Car, Inc., an Augusta, Georgia manufacturer of golf cars and utility vehicles. Mr. Inman had been employed by Club Car since 1978. For a number of years, he served on the board of directors of Junior Achievement of Augusta and the board of directors of the Augusta Chamber of Commerce. Mr. Inman also served on the board of directors of Bankers First Savings Bank in Augusta for approximately nine years.
     As a member of the Board of Directors of the Company, Mr. Inman, through his senior executive position with a public company (manufacturing firm), brings extensive experience, knowledge and skills in strategic planning and is very valuable in assisting with business development. Mr. Inman also has extensive experience as a bank director and knowledge of the banking industry.
     John W. Lee, age 72, has been a director of the Company since December 1997. Mr. Lee retired in 1995 as a consultant to GIW Industries, Inc., a manufacturing firm located in Grovetown, Georgia. Mr. Lee previously served on the boards of directors of the Bank of Thomson and Allied Bancshares, Inc.
     As a member of the Board of Directors of the Company, Mr. Lee acts as one our lead directors and his long career as a senior executive officer and co-owner of a large family-owned manufacturing firm, brings extensive experience, knowledge and skills to us, particularly valuable in business development and strategic planning. Mr. Lee also has extensive experience as a bank director and knowledge of the banking industry, and is very active in the Augusta community.
     James L. Lemley, M.D., FAAFP, M.B.A., age 52, has been a director of the Company since the Company commenced operations in February 1997. Dr. Lemley is board certified and received his fellowship in Family Medicine. He has been in active, private medical practice in Thomson, Georgia since 1988. Dr. Lemley is Chief Executive Officer and Managing Partner of McDuffie Medical Associates. Dr. Lemley is on the active medical staff at McDuffie County Hospital, serves on the courtesy staff at University Hospital in Augusta, Georgia and is an affiliate faculty member of the Medical College of Georgia. He is an active member of the Thomson Rotary Club and Thomson First United Methodist Church.
     As a member of the Board of Directors of the Company, Dr. Lemley has long standing and extensive ties to the Thomson community and the local banking community in particular, and thus is very valuable to us in strategic planning, customer relations and business development.
     Julian W. Osbon, age 71, has been a director of the Company since December 1997. Mr. Osbon has served as Chairman and Chief Executive Officer of Osbon & Associates since 1997, a holding company that owns and operates Hancock Mill Development Company and The Marbury Center. Mr. Osbon was the founder, Chairman and Chief Executive Officer of Osbon Medical Systems, Ltd. from 1989 through 1995. In 1995, Osbon Medical Systems, Ltd. was acquired by UROHEALTH Systems, Inc. and Mr. Osbon became President and Chief Operating Officer of UROHEALTH Systems, Inc. Mr. Osbon is a former Chairman and Chief Executive Officer of Accelerated Pharmaceuticals, a biotech startup company with proprietary technology for drug discovery based on computer modeling. Mr. Osbon is a former Chairman of CSRA Community Foundation, University Health Care Foundation, Historic Augusta, Inc., Augusta History Museum and Augusta Tomorrow. He currently serves as a

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member of the Wofford College board of trustees and the Medical College of Georgia Research Institute board. He is a former recipient of the “State of Georgia SBA Business Person of the Year” award, and was selected as the recipient of the “Spirit of Georgia” award for economic contributions to the State. He was appointed by the Governor of Georgia in 1999 to chair a Georgia Senate Joint Study Group to make recommendations about the future of the Medical College of Georgia and other Augusta area hospitals. The Georgia Cancer Initiative resulted from that effort, as did the separation of the MCG Hospitals into a stand-alone profit center. He also served in 2000 as a member of the MCG Presidential Search Committee. Mr. Osbon was awarded the “Presidential E” award by the President of the United States for innovative contributions to U.S. Exports and has been featured in business articles in The Wall Street Journal.
     As a member of the Board of Directors of the Company, Mr. Osbon brings extensive experience and knowledge by virtue of his senior executive positions in several businesses, including his past service as chief operating officer of a publicly held company, and possesses comprehensive knowledge and skills that are particularly helpful to us in connection with our long-term strategic planning.
     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominees listed above.

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     The following person has been nominated for reelection to the Board of Directors as a Class I director:
     William D. McKnight, age 53, has been a director of the Company since May 2010. Mr. McKnight was named Chairman of the Board of Directors of the Bank in May 2010 and currently serves in that role. Mr. McKnight has been president and Chief Executive Officer of McKnight Construction Company, a general contracting firm that operates in the Southeast United States, since 1996. He is a graduate of Georgia Institute of Technology. Mr. McKnight currently serves on the board of Episcopal Day School and First Tee. He is the past President of both the Augusta Country Club and Augusta Golf Association, and has served on the boards of Associated General Contractors of America, Augusta Ballet, Richmond Academy Booster Club and Tuttle-Newton Home. Mr. McKnight is a member of the Exchange Club of Augusta and is a member of and serves on the finance committee of Trinity on the Hill Methodist Church.
     As a member of the Board of Directors of the Company, Mr. McKnight acts as one of our lead directors and his long career as senior executive officer and owner of a large family-owned construction business brings extensive experience, knowledge and skills to us, particular valuable in business development and strategic planning. Mr. McKnight has knowledge of the banking industry and consequently is the chairman of our Bank board of directors. He is very involved in the Augusta community.
     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the election of the nominee listed above.
     Each of the following persons is a member of the Board of Directors who is not standing for election to the Board of Directors this year and whose term will continue after the annual meeting:
     Class III Directors, serving for a term expiring at the 2012 Annual Meeting of Shareholders:
     Patrick G. Blanchard, age 67, served as President and Chief Executive Officer of the Company from October 1997 to May 2008, and has also been a Director of the Company since October 1997. Mr. Blanchard has served as Vice Chairman of the board of directors of the Bank since 1997, and has continued to be employed by the Bank, principally in a marketing and consulting capacity, since May 2008. Prior to accepting his position with the Company, Mr. Blanchard served as President of Georgia Bank & Trust Company of Augusta since 1988. Mr. Blanchard began his banking career in 1966 and, since that time, has organized two state banks, Georgia State Bank of Martinez, Georgia and Georgia Bank & Trust Company of Augusta, Georgia. Mr. Blanchard has also served in a number of senior banking positions, including President of the Columbia County Division of Georgia Railroad Bank & Trust Company until its acquisition by First Union Corporation in 1988, and President of Georgia State Bank of Martinez, Georgia for eleven years until its merger with Georgia Railroad Bank & Trust Company in 1985. Mr. Blanchard is past President of the Columbia County Chamber of Commerce and a past Chairman of the board of the Metro Augusta Chamber of Commerce. He is a past Chairman of the Georgia Southern University Foundation and a past President of Historic Augusta, Inc. and the Augusta Symphony League. He was named “1994 CEO of the Year” by the Augusta Business Journal and was inducted into the Hall of Fame of the College of Business Administration of Georgia Southern University. He was the first inductee into the CSRA Business Hall of Fame in October 2003. Blanchard was named one of Georgia’s Top 25 Performing CEO’s ranked for a five-year shareholder return by The Atlanta Business Chronicle in March of 2006 and again in March of 2007.

     As a member of the Board of Directors of the Company, Mr. Blanchard, through his long banking career of more than 40 years and service to us as Chief Executive Officer of the Company and Vice Chairman of the Bank for more than ten years, is very valuable to us given his extensive experience as a senior bank executive and his long-term ties to our communities and markets.
     David W. Joesbury, Sr., age 61, has been a director of the Company since the Company commenced operations in February 1997. From 1997 to 1999, Mr. Joesbury served as Chairman of the Board of Directors of the Company and the Bank. Mr. Joesbury has been President of Joesbury Insurance Agency, Inc., an independent insurance agency founded in 1951 by his father and two partners, since 1989. He has previously served as Chairman of the Administrative Board of Thomson First United Methodist Church, Chairman of the Board of Thomson-McDuffie County Chamber of Commerce and President of Thomson Rotary Club. Mr. Joesbury started David Joesbury Insurance and Financial Services in January 2004 and is its sole owner. Both Joesbury Insurance Agency, Inc. and David Joesbury Insurance and Financial Services provide insurance services to the Bank.
     As a member of the Board of Directors of the Company, Mr. Joesbury’s long career as a senior executive and co-owner of a local business in the insurance industry, brings extensive knowledge and experience which is very valuable to us, particularly in connection with strategic planning and business development. Mr. Joesbury has extensive experience as a bank director and knowledge of the banking industry.
     A. Montague Miller, age 71, has been a director of the Company since May 2002. Mr. Miller is currently Counsel to the Augusta, Georgia law firm of Tucker, Everitt, Long, Brewton & Lanier, PA. In May 2001, Mr. Miller retired as President and Chief Executive Officer of Club Car, Inc., a leading manufacturer of golf cars and utility vehicles in Augusta, Georgia, where he also served as Senior Vice President, President and Chief Operating Officer until his promotion to Chief Executive Officer in 1995. From 1971 to 1990, Mr. Miller was a partner in the Augusta, Georgia law firm of Dye, Miller, Tucker & Everitt, and its predecessors. Mr. Miller is a native of Augusta, Georgia and holds a B.B.A. and J.D. degree from the University of Georgia. He is a member of Reid Memorial Presbyterian Church. He is Chairman of Bartram Trail CDC, Inc., a community development corporation formed by the Board of Commissioners of Columbia County, Georgia to construct and operate a non-profit golf course for public use.
     As a member of the Board of Directors of the Company, Mr. Miller acts as one of our lead directors and is Chairman of the Board of the Bank. Mr. Miller brings extensive knowledge, experience and skills as a senior executive officer of a publicly held company and also a 20-year career as a lawyer in the Augusta community, and has extensive ties to and is active in the Augusta community.
     Robert N. Wilson, Jr., age 59, has been a director of the Company since the Company commenced operations in February 1997. Mr. Wilson served as Chairman of the Board of Directors of the Bank from 1988 until 1991. Mr. Wilson has served as manager and broker of the Wilson Company, a Thomson, Georgia real estate and insurance business, since 1982. Mr. Wilson owns Wilson Ventures, Inc., which engages in real estate speculation and manages residential rental properties. Mr. Wilson serves on the Downtown Development Authority, Camellia Partners for Heritage and Economic Development, as director for United Way of McDuffie County and is actively involved with the Housing Authority of the City of Thomson, where he serves as Chairman of the Board of Directors. Mr. Wilson is past President of Thomson Rotary Club, past President of Classic South Board of Realtors and past Secretary of McDuffie County Hospital Authority.
     As a member of the Board of Directors of the Company, Mr. Wilson has extensive experience as a bank director and knowledge of the banking industry, having previously served as chairman of the board of the Bank in its early years of operation. Mr. Wilson has long-term and deep ties to the Thomson community and has been a senior executive with a local real estate and insurance business in the community for many years. Mr. Wilson’s active involvement in the community is very valuable to us and assists us in our business development, customer relations and strategic planning.
     Bennye M. Young, age 68, has been a director of the Company since February 1999. Mrs. Young was an educator in DeKalb, Richmond and McDuffie Counties in the State of Georgia from 1966 until she retired in 1980.
     As a member of the Board of Directors, Mrs. Young brings extensive experience as a bank director and knowledge of the banking industry, and has long-term ties to the communities we serve, which is helpful to us in our business development, customer relations and strategic planning.
     Class I directors, serving for a term expiring at the 2013 Annual Meeting of Shareholders:
     Phillip G. Farr, age 62, has been a director of the Company since the Company commenced operations in February 1997. Mr. Farr served as Chairman of the Board of Directors of the Bank from 1991 to 1995. Mr. Farr founded a local certified public accounting firm in 1975 in Thomson, Georgia and has been the managing principal since that time. Mr. Farr holds a B.A. degree in chemistry from Vanderbilt University and a M.B.A. with a concentration in finance from the University of Chicago.
     As a member of the Board of Directors of the Company, Mr. Farr’s extensive experience and career as a CPA and business owner are very valuable to us, particularly with respect to his service as Chairman of our Audit Committee and in assisting us with our financial and internal control compliance matters. Mr. Farr has extensive experience as a bank director and knowledge of the banking industry.
     Samuel A. Fowler, Jr., age 64, has been a director of the Company since the Company commenced operations in February 1997. Mr. Fowler serves as the Chairman of the Board of Directors of the Company. Mr. Fowler has been a member in the Thomson, Georgia law firm of Fowler & Wills, L.L.C., since 1998. Mr. Fowler has practiced law in McDuffie and Wilkes Counties since 1977. Mr. Fowler holds a Bachelor of Electrical Engineering degree from the Georgia Institute of Technology and a Juris Doctor degree from the University of Georgia. Fowler & Wills, L.L.C. provides legal services to the Bank.
     As a member of the Board of Directors of the Company, Mr. Fowler acts as one of our lead directors and serves as our Chairman, and his legal expertise and extensive contacts and involvement in the Thomson community are helpful to us in our business development, customer relations and strategic planning. Mr. Fowler has extensive experience as a bank director and knowledge of the banking industry.
     Arthur J. (Sonny) Gay, Jr., age 64, has been a director of the Company since December 1997. Mr. Gay is President and Chief Executive Officer of T and T Associates, Inc., a land developing and consulting firm that he founded in 1996. From 1970 to 1996, Mr. Gay was employed as Corporate Vice President of Bankers First Corporation and Executive Vice President of Bankers First Savings Bank, FSB in Augusta, Georgia. Mr. Gay is past Chairman and a past member of the Columbia County Planning and Zoning Commission, and a past Chairman of the Board of the Golden Harvest Food Bank. He is also a past board member of the Augusta State University Alumni Association and has been active with the United Way, the Georgia Heart Association and the Church of Christ of Augusta. Mr. Gay is a member of the Augusta Kiwanis Club and West Lake Country Club. He is also a Trustee, Deacon and member of the finance committee of the Central Church of Christ.

     As a member of the Board of Directors of the Company, Mr. Gay has extensive experience as a senior bank executive and brings in-depth experience, knowledge and skills in strategic planning and operations management, particularly in lending and risk management. Mr. Gay also has extensive knowledge of our market, which is helpful to us in our business development, customer relations and strategic planning.
     Remer Y. Brinson, III, age 50, has been the President and Chief Executive Officer of the Company since May 2008, and has been a director of the Company since May 2004. He has also served as the President of the Bank since October 1999 and as Chief Executive Officer of the Bank since July 2001. Mr. Brinson also serves on the Bank’s Board of Directors. Prior to joining the Bank, Mr. Brinson served as President and Chief Executive Officer of Citizens Bank and Trust, until its acquisition by Allied Bank of Georgia. From 1994 to 1999, he was Senior Vice President of Allied Bank of Georgia and Regions Bank. Active in the community, Mr. Brinson serves on the board of directors of The Richmond County Development Authority, CSRA Development Companies, Red Cross of Augusta, the Augusta Chamber of Commerce, Tuttle-Newton Home and Augusta Tomorrow.
     As a member of the Board of Directors of the Company, Mr. Brinson, as President and Chief Executive Officer of the Company and the Bank, has first hand knowledge of all aspects of our business and daily operations. Thus, Mr. Brinson is essential to the Board’s management of the Company and the Bank. Mr. Brinson brings strategic vision to the Board for the Company and the Bank, which serves as a framework for and enriches our Board of Director discussions. Mr. Brinson has extensive experience as a bank senior executive officer and in-depth understanding of the banking industry.

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF
CHERRY, BEKAERT & HOLLAND, L.L.P.
     Cherry, Bekaert & Holland, L.L.P. served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 and has been selected to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year. Our Board of Directors proposes that shareholders ratify this selection at the annual meeting of shareholders. Management is not aware that such firm nor any of its members or associates has or has had during the past year any financial interest in us, direct or indirect, or any relationship with us other than in connection with their professional engagement.
     Shareholder ratification of this appointment is not required. The Board of Directors has submitted this matter to the shareholders because it believes the shareholders’ views on the matter should be considered, and if the proposal is not approved, the Audit Committee may reconsider the appointment. Representatives of Cherry, Bekaert & Holland, L.L.P. are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
     Audit Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports on Form 10-Q were $83,000 for 2010 and $83,000 for 2009.
     Audit-Related Fees. The aggregate fees billed by Cherry, Bekaert & Holland, L.L.P. for audit-related services were $2,000 for 2010 and $2,000 for 2009. These fees related to compliance audits, consent procedures and other audit requirements.
     Tax Fees. The aggregate fees billed for professional services rendered by Cherry, Bekaert & Holland, L.L.P. for tax compliance, tax advice and tax planning were $24,312 for 2010 and $24,100 for 2009. These fees were incurred in connection with the preparation of the Company’s tax returns and tax consulting.
     All Other Fees. The aggregate fees billed for all other professional services rendered by Cherry, Bekaert & Holland, L.L.P. were $0 for 2010 and $0 for 2009. These fees generally relate to assistance in connection with regulatory filings and accounting and disclosure consultation.
     All services described above were pre-approved by the Audit Committee.
     The Board of Directors of the Company recommends that the Company’s shareholders vote “FOR” the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. to serve as the Company’s independent registered public accounting firm for fiscal year 2011.

CORPORATE GOVERNANCE AND BOARD MATTERS
Leadership Structure of the Board of Directors
     The Company’s Board of Directors has separated the positions of Chairman and Chief Executive Officer, and elected Samuel A. Fowler, Jr., a non-employee independent director, as the Company’s Chairman, and appointed Remer Y. Brinson, III as the Company’s Chief Executive Officer. Although the Company has not formally designated a lead independent director, as Chairman, Mr. Fowler acts as the Company’s lead independent director. Separating the positions allows the Chief Executive Officer to focus on the Company’s day-to-day business and strategic decisions, while allowing the Chairman to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. The Board of Directors believes that having separate positions and an independent outside director serve as Chairman is the appropriate leadership structure for the Company at this time and demonstrates the Company’s commitment to effective corporate governance.
Meetings of the Board of Directors
     The Company’s Board of Directors presently consists of fifteen members. The Board of Directors held five meetings during the year ended December 31, 2010. During 2010, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the committees of the Board of Directors on which he or she served with the following exceptions: Director McKnight attended 3 of the 5 board and committee meetings since his election in May 2010. It is a policy of the Company that the Company’s directors attend the annual meetings of shareholders, and all of the Company’s directors elected at that time attended the 2010 annual meeting of shareholders.
Board Independence
     The Board of Directors has determined that each of its members other than Remer Y. Brinson, III, the President and Chief Executive Officer of the Company and the Bank, and Patrick G. Blanchard, the Company’s former President and Chief Executive Officer, has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) and qualifies as an independent director under the rules applicable to companies listed on The Nasdaq Stock Market.
Committees of the Board of Directors
     The Board of Directors of the Company has a standing Audit Committee, Executive Committee, Compensation Committee, Special Study Committee and Stock Option Committee.
Audit Committee
     The Audit Committee, which met four times during 2010, reviews the affairs of the Company with the Company’s independent auditors, including a review of the accounts and the financial statements of the Company and the overall financial condition of the Company. The Audit Committee also examines the Company’s internal controls to determine whether adequate safeguards are in place, and determines whether officers and employees of the Company have provided adequate cooperation and assistance to the Company’s independent auditors. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s accountants, or other accounting firms, other than as may be allowed by applicable law. The Audit Committee’s current members are Phillip G. Farr, Arthur J. Gay, Jr., George H. Inman, James L. Lemley, M.D. and A. Montague Miller. The Board has also determined that Phillip G. Farr is an “audit committee financial expert,” as defined by SEC rules. Mr. Farr is independent within the meaning of the NASDAQ Stock Market listing standards, as currently in effect. The Board of Directors has adopted an Audit Committee Charter, a copy of which was attached to the 2010 proxy statement as Appendix A.
Executive Committee
     The Executive Committee, which met three times during 2010, has the power and authority to manage the affairs of the Company between meetings of the Board of Directors. The Executive Committee also reviews significant corporate matters, planning and strategies and recommends action as appropriate to the Board of Directors. The Executive Committee’s current members are Patrick G. Blanchard, Remer Y. Brinson III, Samuel A. Fowler, Jr., George H. Inman, David W. Joesbury, Sr., William D. McKnight, A. Montague Miller, John W. Lee, Mac A. Bowman, M.D. and Arthur J. “Sonny” Gay.
Compensation Committee
     The Compensation Committee met one time during 2010. The Compensation Committee’s current members are Samuel A. Fowler, Jr., George H. Inman, David W. Joesbury, Sr., William D. McKnight, A. Montague Miller, John W. Lee, Mac A. Bowman, M.D. and Arthur J. “Sonny” Gay. The Board of Directors has adopted a Compensation Committee Charter, a copy of which was attached to the 2010 proxy statement as Appendix B.
     The Compensation Committee has overall responsibility for establishing, implementing and monitoring the compensation structure, policies and programs of the Company. The Committee is responsible for assessing and making recommendations to the full Board of Directors regarding the total compensation paid to the Chief Executive Officer and other executive officers of the Company. Accordingly, the Compensation Committee is responsible for determining whether the compensation paid to the officers is fair, reasonable and competitive, and whether such compensation serves the interests of the Company’s shareholders.
     The Compensation Committee recommends the compensation to be paid to the Chief Executive Officer to the full Board of Directors for approval. The Compensation Committee and the Chief Executive Officer annually review the performance of the Company’s other executive officers. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are reviewed by the Committee and then the Committee makes its recommendations to the full Board of Directors for approval.
     The Compensation Committee’s Chairman regularly reports to the Board on the actions and recommendations of the Compensation Committee. The Compensation Committee may retain (at the Company’s expense) outside counsel, compensation consultants and other advisors to assist as needed.
Stock Option Committee
     The Stock Option Committee, which met one time during 2010, has been assigned the responsibility of administering the Company’s 1997 Stock Option Plan and 2004 Incentive Plan. The Stock Option Committee’s current members are Phillip G. Farr, David W. Joesbury, Sr., James L. Lemley, M.D. and A. Montague Miller.

Nomination of Directors
     At the direction of the Chairman of the Board, during 2007 director selection and review was conducted by the Special Study Committee. Each member of the Special Study Committee has a long-standing relationship with the Company or the Bank as either a director or officer, and the Company believes that these directors acting as a group are capable of evaluating the performance of the current Board, the qualifications of proposed director nominees and of determining the need for additional directors. The Special Study Committee does not have a formal charter.
     The Special Study Committee evaluates and considers desired director skills and attributes in identifying director candidates, including the qualifications enumerated below under “Director Qualifications.” The Special Study Committee applies the same standards in considering director candidates recommended by the shareholders as it applies to other candidates. See “Nominations by Shareholders” for information with regard to the consideration of any director candidates recommended by shareholders.
     The Special Study Committee presently consists of John W. Lee, Phillip G. Farr, James L. Lemley, M.D., A. Montague Miller, Robert N. Wilson, Jr. and Julian W. Osbon. The Special Study Committee did not meet during 2010. The full Board of Directors nominated the individuals who are standing for reelection at the 2011 annual meeting.
     Nominations by Shareholders. The Board of Directors will consider director candidates recommended by shareholders, provided the following procedures are followed by shareholders in submitting recommendations:
•	Shareholder nominations must be delivered in writing to the Secretary of the Company;

•	Submissions must include sufficient biographical information regarding the recommended candidate including age, his or her employment history for at least the previous five years (including employer names and a description of their business) and such person’s other board memberships, if any; and

•	The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.
     Submissions should be delivered to the Secretary of the Company not less than 60 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year’s annual shareholders meeting. Any submissions received after such date will not be considered until the following year’s annual shareholders meeting.
     Director Qualifications. It is the policy of the Board of Directors to seek and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. The Board of Directors seeks a diverse group of candidates (including diversity of age, skills, background and experience) who possess the background, skills and expertise to make significant contributions to the Board of Directors, the Company and its shareholders. Desired qualities to be considered include:
     Experience (in one or more of the following):
•	High-level leadership experience in business or administrative activities;

•	Breadth of knowledge about issues affecting the Company and its subsidiaries;

•	The ability and willingness to contribute special competencies to Board of Directors activities; and

•	The ability to read and understand financial statements.
     Personal Attributes:
•	Personal integrity;

•	Loyalty to the Company and concern for its success and welfare;

•	Willingness to apply sound and independent business judgment;

•	Awareness of a director’s vital role in the Company’s good corporate citizenship and its corporate image;

•	Availability for meetings and consultation on Company matters;

•	Contacts within the community; and

•	The willingness to assume Board of Directors and fiduciary responsibilities.
     Qualified candidates for membership on the Board of Directors will be considered without regard to race, religion, sex, ancestry, national origin or disability.
     The Board of Directors does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or by the Special Study Committee.
Role of Risk Oversight
     The Company’s Board of Directors primarily administers its risk oversight function through the Audit Committee of the Board. The Audit Committee is comprised of five independent, non-employee board members and its Chairman is a certified public accountant. The quarterly meetings of the Audit Committee consist of reports from the Company’s external audit firm and the Company’s Chief Executive Officer and Chief Financial Officer. All of the discussions of the Audit Committee are reported to the Company’s full Board at the Board’s quarterly meeting.
     In addition to the Company’s Audit Committee, several committees of the Bank’s Board of Directors address risk oversight. These committees are: the Audit and Compliance Committee, whose primary function is oversight of internal audit and compliance risk; the Investment Committee, whose primary function is oversight of asset liability management and interest rate risk; the Directors Loan Committee, whose primary function is oversight of credit risk; and the Technology Committee whose primary function is oversight of information security risk. All of these committees meet quarterly, except the Directors Loan Committee, which meets bi-weekly, and the results of all meetings are reported directly to the full Board of the Bank.
     All members of management of the Company and the Bank who are responsible for risk oversight report to the Company’s Chief Executive Officer, who reports to the full Board of the Company.

Shareholder Communications with the Board of Directors
     The Board of Directors has implemented a process for shareholders to send communications to the Board of Directors. Shareholders who wish to communicate directly with the Board of Directors or any particular director should deliver any such communications in writing to the Secretary of the Company. The Secretary will compile any communications he or she receives from shareholders and deliver them periodically to the Board of Directors or the specific directors requested. The Secretary of the Company will not screen or edit such communications, but will deliver them in the form received from the shareholder.
Code of Ethics
     The Company has adopted a Code of Ethics applicable to its Chief Executive Officer and Chief Financial Officer, a copy of which was filed as Exhibit 14.1 to the Company’s Form 10-KSB for the fiscal year ended December 31, 2003.
No Family Relationships Among Directors and Officers
     There are no family relationships between any director or executive officer of the Company or the Bank and any other director or executive officer of the Company or the Bank.
EXECUTIVE OFFICERS
     Executive officers of the Company and the Bank are appointed by the Board of Directors of the Company and the Board of Directors of the Bank, respectively, and hold office at the pleasure of the respective board. The executive officers of the Company and Bank are as follows:

Name	Age	Position with the Company and Bank

Remer Y. Brinson, III	50	President and Chief Executive Officer of the Company and the Bank and Director of the Company and the Bank

Thomas J. Flournoy	55	Senior Vice President and Chief Financial Officer of the Company and the Bank
     Biographical information for Mr. Brinson is in the section titled “Election of Directors” above.
     Thomas J. Flournoy, age 55, has served as Chief Financial Officer of the Company and the Bank since March 2009. He came to the Bank with over twenty-five years of executive/senior level bank management experience in finance, accounting and operations. From July 2008 to March 2009, he served as Chief Financial Officer and Executive Vice President of Omni National Bank in Atlanta, Georgia. Previous to that position, he served from April 2007 through July 2008, as Chief Operating Officer and Executive Vice President at Commonwealth Bank & Trust Company in Louisville, Kentucky. From May 2005 through April 2007, he served as Chief Financial Officer and Executive Vice President of Summit National Bank in Atlanta, Georgia. From October 2001 through May 2005, he served as Chief Financial Officer and Executive Vice President of MFB Corporation, a bank holding company located in Mishawaka, Indiana.

EXECUTIVE COMPENSATION
Summary Compensation Table for Fiscal 2010 and 2009
     The following table provides certain information concerning compensation earned for services rendered in all capacities by our principal executive officer, principal financial officer and our other executive officers, referred to in this Proxy Statement as our named executive officers, during the fiscal years ended December 31, 2010 and 2009.

							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)	($)	($)[1]	($)	($)	($)[2]	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Remer Y. Brinson, III,	2010	$265,000	—	—	$49,830	$29,646	—	$7,350	$350,737
President and	2009	$252,000	—	—	$42,653	$81,876	—	$8,854	$385,383
Chief Executive Officer of the Company and the Bank
Thomas J. Flournoy,	2010	$154,812	—	—	$4,983	—	—	$2,717	$162,124
Chief Financial	2009	$121,875	$20,000	—	—	—	—	—	$141,875
Officer of the Company and the Bank

[1]	Refer to “Notes to Consolidated Financial Statements- Note 11 — Shareholders’ equity and regulatory requirements” included in Exhibit 99.1 to our Annual Report on Form 10-K filed on March 29, 2011 for the relevant assumptions used to determine the valuation of our option awards.

[2]	Represents our 401(k) plan matching contributions.
401(k) Plan
     Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended, referred to herein as the Code. In general, all of our employees, who are working at least 20 hours per week and are at least 21 years of age, are eligible to participate on the first anniversary of the date they were hired. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute, subject to certain Code limitations, a minimum of 1% and a maximum of 80% of their salary on a pre-tax basis (up to $16,500 per year). We may make both matching and additional contributions each year, subject to certain Code limitations, in the discretion of our Board of Directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump-sum cash payment or in installment payments.
Severance Protection Agreements
     Mr. Brinson and Mr. Flournoy have each entered into a severance protection agreement with the Company pursuant to which each may receive severance payments if his employment with the Company is terminated under certain circumstances within three years after any change in control of the Company.

     Pursuant to the agreement, if the executive officer is terminated by the Company during the three-year period immediately following a change in control for any reason other than: (1) gross negligence or willful misconduct; (2) conviction of any crime involving breach of trust or moral turpitude; (3) failure to follow the reasonable written instructions or policies of the Company; or (4) receipt by the Bank or the Company of any written notice from one of their respective regulators requiring his removal, then the Bank will pay him an amount equal to two times the rate of his annual base salary. In the case of Mr. Brinson, such compensation shall be paid in a lump sum within 30 days after such termination or on a monthly basis as specified in writing by him. In the case of Mr. Flournoy, such compensation shall be paid in a lump sum no later than March 15 of the calendar year following the calendar year of his termination. The executive officer is entitled to the same payment during the three-year period immediately following a change in control if he terminates his employment with the Company within 90 days following: (1) a reduction in his compensation, (2) a requirement that he relocate to a county other than Columbia, McDuffie or Richmond, or (3) a reduction in his duties, title, and/or responsibilities.
     Additionally, if the executive officer terminates his employment within 90 days after a change in control occurring when any person or group acting in concert becomes an owner of shares of stock of the Company representing an aggregate of 50% or more of the votes then entitled to be cast at an election of directors of the Company, the Bank shall pay him an amount equal to one and one-half times the rate of his annual base salary within 30 days of such termination, in the case of Mr. Brinson, and no later than March 15 of the calendar year following the calendar year of his termination, in the case of Mr. Flournoy. If the executive officer terminates his employment within 90 days after any other change in control event under his agreement, the Bank shall pay him an amount equal to his annual base salary within 30 days of such termination, in the case of Mr. Brinson, and no later than March 15 of the calendar year following the calendar year of his termination, in the case of Mr. Flournoy.
     If a severance payment triggering event had occurred on December 31, 2010, Mr. Brinson would have been eligible to receive a severance payment of $265,000, $398,000 or $530,000 (representing 100%, 150% and 200%, respectively, of his then-effective base salary) and Mr. Flournoy would have been eligible to receive a severance payment of $155,000, $232,000 or $310,000 (representing 100%, 150% and 200%, respectively, of his then-effective base salary), depending on the specific circumstances of the triggering event.
Perquisites
     Mr. Brinson receives the following perquisites on an annual basis: payment of private and civic club membership dues, provision of an automobile, and an automobile allowance. The aggregate value of these perquisites in 2010 was less than $10,000.
Non-Equity Annual Incentive Plan
     Our non-equity annual incentive plan, referred to in this Proxy Statement as the AIP, is designed to attract, motivate and retain senior management personnel, motivate behaviors and reward outcomes that contribute to the attainment of short-term strategic goals, and add an element of risk and reward to total compensation. Pursuant to the AIP, Mr. Brinson may earn an incentive award equal to a percentage of his annual base salary. The cash incentive award is based upon meeting certain financial performance objectives established at the beginning of each calendar year.
     The AIP is designed to use performance measures that:
•	represent the most important drivers of profitable growth (ends and critical means);

•	provide good “line of sight” for executives;

•	use a performance range to indicate minimally acceptable, target, and outstanding results;

•	are weighted to show relative importance; and

•	set targets that consider past results, future plans, and peer group performance.
     The AIP offers a competitive range of potential incentive awards, including a threshold award (conservative versus market), a target award (competitive with the middle of the market), and a “stretch” award (clearly exceeds the middle of the market).
     The performance measures are related to asset growth, net income (including accruals for incentive payments under the AIP), and a subjective assessment by the Board of Directors. The financial performance objectives of asset growth and net income are assigned a weighting factor of 40% each, and the subjective assessment of the Board of Directors is assigned a weighting factor of 20%.
     The AIP includes a “threshold,” “target” and “stretch” or aspiration goal in each of the asset growth and net income categories. Failure to meet the threshold goals results in no incentive payment in that category. Achievement of the threshold goals is designed to result in an incentive award of 15% of base salary. Achievement of the target goals is designed to result in an incentive award of 30% of base salary. Achievement of the stretch goals is designed to result in an incentive award of 60% of base salary. The performance objectives are designed so that the achievement of the target goals would be considered to be reflective of superior performance, and the target goals are considered to be difficult to achieve.
     Certain other quality measures are also included in the AIP, which can have the effect of increasing or decreasing the incentive award amount by as much as 45%. The credit quality measures are designed to act as control measures to ensure that net income is not achieved at the expense of credit quality, and that balanced results are achieved. The credit quality measures include expectations related to: (i) classified assets as a percent of total assets, (ii) charge-offs as a percent of loans, and (iii) delinquencies as a percent of loans. If the credit quality results do not meet expectations for a particular credit quality measure, the incentive award will be reduced by 15%. If the credit quality results meet expectations, there is no impact on the incentive award. If the credit quality results exceed expectations, there will be a 15% increase in the incentive award. Adjustments under the credit quality measures will only be made if the threshold net income measure is exceeded.
     The subjective assessment of the Board of Directors takes into account various circumstances, developments and occurrences during the year which may have had an impact on the performance measures, and the Board of Directors may act subjectively based upon those considerations and may make upward or downward adjustments to an incentive award based upon the 20% weighting factor.
     Excluding the subjective assessment of the Board of Directors, and assuming that (i) the stretch goals were attained for each financial performance category, and (ii) the results of each of the credit quality measures exceeded expectations, the maximum annual incentive award which could be earned is 87% of base salary.
     Pursuant to the actual results for the year ended December 31, 2010, asset growth exceeded the threshold amount. Net income for the year ended December 31, 2010 did not meet the threshold goal, so no incentive payment was earned with respect to that performance measure. Since the net income goal was not met, the credit quality criteria is not applicable for 2010. Therefore, pursuant to the 2010 AIP, Mr. Brinson’s incentive award was $29,646.
     The financial performance objectives and credit quality measures may be adjusted annually by the Board of Directors or an appropriate committee of the Board of Directors. The financial performance objectives have not been modified for the 2011 AIP year.
Supplemental Executive Retirement Plan
     Our Supplemental Executive Retirement Plan, referred to in this Proxy Statement as the SERP, is for the benefit of certain key officers. The SERP provides selected employees who satisfy specific eligibility requirements with supplemental benefits upon retirement, termination of employment, death, disability or a change of control of the Bank, in certain prescribed circumstances. Except as described specifically below, SERP benefits are subject to a seven-year vesting schedule as set forth in the SERP. Currently, Remer Y. Brinson, III is the only executive officer participant in the SERP.
     Upon achieving age 65 and normal retirement with the Bank, a participant will receive an annual normal retirement benefit equal to 40% of his salary at retirement for life. In the event the participant dies after such payments have commenced, his named beneficiary will continue to receive the annual benefit for a period of 15 years. In the event the participant dies prior to the date that such payments commence, his named beneficiary will receive the annual benefit for a period of ten years. If a participant becomes disabled prior to age 65, he will receive the accrued benefit as of the date of disability in five equal annual installments. If the SERP is terminated by the Bank prior to a participant receiving his benefits, the Bank must pay the participant the entire accrued benefit in effect as of the date of termination of the SERP. Such benefit will be paid in ten equal installments and will commence at age 65.
     In the event the participant voluntarily terminates his employment with the Bank prior to age 65 for other than good reason, that participant will receive the vested portion of the accrued benefit as of the termination date. Such benefit will be paid in ten equal annual installments and will begin at age 65. In the event the participant is involuntarily terminated by the Bank for reasons other than cause or voluntarily terminates his or her employment for good reason prior to age 65, the Bank will pay the vested portion of the annual benefit, beginning at age 65 and continuing for life.
     Upon a change of control of the Bank, a participant will become 100% vested and payments will begin at age 65 and continue for life. A participant will forfeit any unpaid benefits under the SERP if the participant is (1) terminated for cause or (2) violates any existing non-competition or nondisclosure agreement with the Bank or engages in prohibited competition or disclosure under any existing agreements with the Bank, or (3) if no such agreements exist, engages in “prohibited disclosure” (as such term is defined in the SERP).
Long-Term Compensation
     Our strategy for long-term compensation is principally provided through stock option awards under our stock option and equity incentive plans, designed to motivate and reward our senior management for increasing shareholder value. Generally, we believe that providing our named executive officers with opportunities to acquire an equity stake in our growth and prosperity, while maintaining other elements of our compensation programs, will enable us to attract and retain executives with the outstanding management abilities and entrepreneurial spirit that are essential to our ongoing success. We also believe this approach motivates our named executive officers to perform to their full potential, and more closely aligns such officers’ interests with those of our shareholders, since the ultimate value of such compensation is linked directly to stock price.

     We have utilized two equity incentive plans in the history of our Company, including the 2004 Incentive Plan and the 1997 Stock Option Plan. The 2004 Plan provides for the award of incentive and nonqualified stock options, stock appreciation rights, restricted stock, performance units and phantom stock. Directors, officers, key employees and consultants or advisors of the Company and the Bank are eligible to participate in the 2004 Plan. The 1997 Plan provides for the award of incentive and nonqualified stock options to eligible directors, officers and key employees of the Company and the Bank. The maximum number of shares reserved and available for sale under the 2004 Plan is currently 200,874. There are no more shares reserved and available for sale under the 1997 Plan.
     These plans are administered by the Board of Directors and the Stock Option Committee of the Board of Directors of the Company. Prior to the end of the Company’s fiscal year, the Stock Option Committee begins the process of evaluating the Company’s performance during the year and determining the appropriate equity-based incentives to award our Named Executive Officers. This process continues into the next fiscal year with incentive awards typically granted during the first quarter.
     Subject to the provisions of the 1997 Plan and the 2004 Plan, the Board or the Committee has the authority to determine, among other things, the individuals to whom awards shall be granted and to determine exercise prices, vesting requirements, method of exercise, the term of and the number of shares covered by each award, and the form of the award to be granted.
     Stock option awards granted to Named Executive Officers pursuant to the 1997 Plan and the 2004 Plan have typically vested over a period of several years, with the number of options vesting each year varying according to the specific award. The expiration of the options granted pursuant to these plans is typically ten years from the date of grant, and may not exceed ten years based on the terms of the plan. Options are granted under both plans to purchase common stock at a price not less than the fair market value of the Company’s common stock at the date of the grant, as defined in the plan.

Outstanding Equity Awards at 2010 Fiscal Year-End
     The following table provides certain information concerning the outstanding equity awards for each Named Executive Officer as of December 31, 2010. The number of options held as of December 31, 2010 includes options granted under both the 2004 Plan and the 1997 Plan.

						Stock Awards
								Equity	Equity
	Option Awards							Incentive	Incentive
			Equity					Plan	Plan
			Incentive					Awards:	Awards:
			Plan			Number	Market	Number of	Market or
			Awards:			of Shares	Value of	Unearned	Payout
			Number of			or Units	Shares or	Shares,	Value of
	Number of	Number of	Securities			of Stock	Units of	Units or	Unearned
	Securities	Securities	Underlying			That	Stock	Other	Shares,
	Underlying	Underlying	Unexercised			Have	That Have	Rights That	Units or
	Unexercised	Unexercised	Unearned	Option	Option	Not	Not	Have Not	Other Rights
	Options (#)	Options (#)	Options	Exercise	Expiration	Vested	Vested	Vested	That Have
Name	Exercisable	Unexercisable	(#)	Price ($)	Date	(#)	($)	(#)	Not Vested
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Remer Y. Brinson, III	7,500	—	—	$6.82	12/18/12	—	—	—	—
	10,000	—	—	$14.30	12/17/13	—	—	—	—
	6,192	—	—	$16.40	1/25/15	—	—	—	—
	1,307	—	—	$16.40	1/25/15	—	—	—	—
	4,125	3,375 [1]	—	$15.00	3/31/16	—	—	—	—
	1,500	3,500 [2]	—	$11.25	2/26/18	—	—	—	—
	1,500	6,000 [3]	—	$8.75	1/26/19	—	—	—	—
	1,000	9,000 [4]	—	$7.00	1/25/20	—	—	—	—
Thomas J. Flournoy	100	900 [5]	—	$7.00	1/25/20	—	—	—	—

[1]	Remaining options vested or will vest as follows: options to purchase 1,125 shares will vest on each of March 31, 2011, March 31, 2012 and March 31, 2013.

[2]	Remaining options vested or will vest as follows: options to purchase 500 shares will vest on February 26, 2011; options to purchase 750 shares will vest on each of February 26, 2012, February 26, 2013, February 26, 2014 and February 26, 2015.

[3]	Remaining options vested or will vest as follows: options to purchase 750 shares will vest on each of January 26, 2011 and January 26, 2012; options to purchase 1,125 shares will vest on each of January 26, 2013, January 26, 2014, January 26, 2015 and January 26, 2016.

[4]	Remaining options vested or will vest as follows: options to purchase 1,000 shares will vest each on January 25, 2011, January 25, 2012 and January 25, 2013; options to purchase 1,500 shares will vest on each of January 25, 2014, January 25, 2015, January 25, 2016 and January 25, 2017.

[5]	Remaining options vested or will vest as follows: options to purchase 100 shares will vest each on January 25, 2011, January 25, 2012 and January 25, 2013; options to purchase 150 shares will vest on each of January 25, 2014, January 25, 2015, January 25, 2016 and January 25, 2017.

Director Compensation Table for Fiscal 2010
     The following table provides certain information concerning compensation for each director during the fiscal year ended December 31, 2010.

	Fees
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name[1]	($)	($)[2]	($)	($)	Earnings	($)[3]	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Patrick G. Blanchard	—	—	—	—	—	—	—
Mac Bowman	$3,900	$1,938	—	—	—	$1,714	$7,552
Phillip G. Farr	$6,400	$2,899	—	—	—	$2,758	$12,057
Samuel A. Fowler, Jr.	$15,150	$4,348	—	—	—	$6,610	$26,108
Arthur J. Gay, Jr.	$17,200	$2,418	—	—	—	—	$19,618
George H. Inman	$5,850	$1,938	—	—	—	$2,470	$10,258
David W. Joesbury, Sr.	$15,800	$2,899	—	—	—	—	$18,699
John W. Lee	$13,650	$2,418	—	—	—	$5,972	$22,040
James L. Lemley, M.D.	$5,800	$1,938	—	—	—	$2,506	$10,244
A. Montague Miller	$11,200	$1,938	—	—	—	$3,134	$16,272
William D. McKnight[4]	$6,400	$3,387	—	—	—	$3,420	$13,207
Julian W. Osbon	$4,050	$2,418	—	—	—	—	$6,468
Robert N. Wilson, Jr.	$14,350	$2,418	—	—	—	—	$16,768
Bennye M. Young	$3,750	$1,938	—	—	—	—	$5,668

[1]	Remer Y. Brinson, III, who is a member of our Board of Directors, has been omitted from this table since he received no compensation for serving on our Board of Directors.

[2]	Based on the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. These sums represent retainer shares granted to each director in lieu of cash for services rendered as a director, pursuant to the terms of the Directors Equity Incentive Plan.

[3]	Based on purchases of common stock from the Company pursuant to the Directors Equity Incentive Plan at a price that was $2.00 less than the closing price of the Company’s common stock on the purchase date.

[4]	Mr. McKnight was elected as a director on May 24, 2010.

Director Compensation
     Each director of the Company and the Bank receives $200 for each Board meeting attended. Effective July 1, 2008, the fees earned by the directors of the Company and the Bank for attending the various committee meetings are as follows.

Directors Loan Committee Audit Committee All Other Committees	$350 per meeting $250 per meeting $150 per meeting
     In 2010, each outside director of the Company also received an annual retainer of 250 shares of the Company’s common stock. The Board Chairs of the Company and the Bank received an additional 125 retainer shares while Committee Chairs received an additional 62 retainer shares for their service.
     In January 2011, the Board of Directors of the Company approved a modification of the annual retainer share plan whereby service will be compensated by a number of shares that equates to a predetermined monetary amount. The determination of the issuance price remains unchanged and is calculated on the average closing market price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board for the ten business days prior to the last trade of the Company’s common stock reported prior to the Board meeting in which the annual retainer shares are approved, and the awards are now as follows: $5,000 for the annual retainer, $2,500 for Board Chairmen, and $1,250 for Committee Chairmen.
     In June 2001, the Board of Directors adopted the Director Stock Purchase Plan and, in October 2009, the Board of Directors adopted the amended and restated Director Stock Purchase Plan, which was renamed the Directors Equity Incentive Plan. The Plan provides that non-employee directors of the Company and the Bank may elect to purchase shares of the Company’s common stock in lieu of receiving cash for director fees earned in each calendar quarter. The purchase price for shares acquired under the Plan is $2.00 less than the average closing market price of the Company’s common stock as reported on the Over-the-Counter Bulletin Board for the ten business days prior to the last trade of the Company’s common stock reported prior to the last day of the quarter. The investment date is the first trading date of each calendar quarter. A non-employee director may join the Plan at any time during the last seven days of each calendar quarter. The Directors Equity Incentive Plan also provides for the grant of retainer shares to directors and advisory board members based on committee membership and attendance.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS
AND CERTAIN CONTROL PERSONS
     The Bank extends loans from time to time to certain of the Company’s and the Bank’s directors, their associates and members of the immediate families of the directors and executive officers of the Company and the Bank. These loans are made in the ordinary course of business on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not affiliated with the Company or the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.
     In accordance with our Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related-party transactions. Any financial transaction with any officer or director, or any immediate family member of any officer or director, not made in the ordinary course of business, would need to be approved by our Audit Committee prior to the Company entering into such transaction. On an ongoing basis, all potential related-party transactions are reported directly to the Chairman of our Audit Committee. To assist us in identifying any related-party transactions, each year we submit and require our directors and officers to complete questionnaires identifying any transactions with us in which the directors or officers, or their immediate family members, have an interest.

AUDIT COMMITTEE REPORT
     The Audit Committee has reviewed and discussed the Company’s 2010 audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent auditors the independent auditors’ independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.
Respectfully submitted,
The Audit Committee
Phillip G. Farr, Chairman
George H. Inman
Arthur J. Gay, Jr.
James L. Lemley, M.D.
A. Montague Miller

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information as of March 31, 2011 with respect to ownership of the outstanding common stock of the Company by (i) each director and Named Executive Officer of the Company, (ii) all directors and executive officers of the Company, as a group, and (iii) all persons known to the Company to own beneficially more than 5% of the outstanding shares of the Company’s common stock.

		Percentage of
	Amount and Nature of	Outstanding
Name of Beneficial Owner	Beneficial Ownership[1]	Shares

Patrick G. Blanchard[2]	62,843	1.75%
Mac A. Bowman, M.D.	1,795	*
Remer Y. Brinson, III[3]	75,282	2.10%
Phillip G. Farr[4]	24,054	*
Thomas J. Flournoy[5]	1,915	*
Samuel A. Fowler, Jr.[6]	50,160	1.41%
Arthur J. Gay, Jr.	29,433	*
George H. Inman[7]	54,595	1.54%
David W. Joesbury, Sr.[8]	51,228	1.44%
John W. Lee[9]	171,923	4.85%
James L. Lemley, M.D.[10]	66,642	1.88%
William D. McKnight[11]	48,109	1.36%
A. Montague Miller	40,564	1.14%
Julian W. Osbon	77,617	2.19%
Robert N. Wilson, Jr.[12]	39,956	1.13%
Bennye M. Young[13]	56,520	1.59%
Knox Ltd. (beneficial owner)[14]	190,755	5.38%

All directors and executive officers as a group (15 persons)[15]		28.73%

*	Represents less than 1%.

[1]	“Beneficial ownership” includes shares for which an individual or entity, directly or indirectly, has or shares voting or investment power or both. All of the above listed persons and entities have sole voting and investment power over the shares listed opposite their names unless otherwise indicated in the notes below. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. The ownership percentages are based upon 3,546,125 shares, except for certain parties who hold presently exercisable stock options to purchase shares. The ownership percentage for each party holding presently exercisable stock options is based upon the sum of 3,546,125 shares plus the number of shares held by such party subject to presently exercisable stock options, as indicated in the following notes.

[3]	Includes 47,249 shares subject to presently exercisable stock options.

[3]	Includes 37,499 shares subject to presently exercisable stock options, 250 shares held by Mr. Brinson’s wife as custodian for their minor children and 37,533 shares pledged as collateral.

[4]	Includes 450 shares owned by Mr. Farr’s wife as to which Mr. Farr disclaims beneficial ownership and 21,800 shares pledged as collateral.

[5]	Includes 700 shares subject to presently exercisable stock options.

[6]	Includes 345 shares owned by Mr. Fowler’s wife as to which Mr. Fowler disclaims beneficial ownership. Also includes 1,725 shares held by Samuel A. Fowler, Jr., Attorney At Law, P.C., a professional corporation established and managed by Mr. Fowler.

[7]	Includes 10,637 shares owned by Mr. Inman’s wife.

[8]	Includes 7,245 shares owned by Mr. Joesbury’s wife, with whom Mr. Joesbury shares voting and investment power.

[9]	Includes 136,825 shares held by Leeward Group, LLP, a partnership for which Mr. Lee exercises sole voting and investment power, and 12,765 shares held in an Individual Retirement Account.

[10]	Includes 57,787 shares owned by the Patricia O. Lemley Trust of which Dr. Lemley is the trustee and 690 shares held by Dr. Lemley as custodian for his child.

[11]	Includes 2,800 shares held by Mr. McKnight as custodian for his children, for whom he exercises voting and investment.

[12]	Includes 10,112 shares held in an Individual Retirement Account.

[13]	Includes 5,864 shares held in trust for the benefit of Ms. Young’s children.

[14]	The Company is relying on a Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010 for the accuracy of this information. Boone A. Knox is the sole general partner of Knox Ltd.

[15]	Includes 85,448 shares subject to presently exercisable options.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except as follows: Remer Y. Brinson, III filed one report late reporting one transaction, Thomas J. Flournoy filed two reports late reporting three transactions, John W. Lee filed one report late reporting one transaction, William D. McKnight filed four reports late reporting holdings on Form 3 and three transactions, Julian W. Osbon filed one report late reporting one transaction and Robert N. Wilson, Jr. filed one report late reporting one transaction.
OTHER MATTERS
Annual Report to Shareholders and Report on Form 10-K
     Additional information concerning the Company, including financial statements, is provided in the Company’s 2010 Annual Report to Shareholders that accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Thomas J. Flournoy, Chief Financial Officer, at the offices of the Company, 3527 Wheeler Road, Augusta, Georgia 30909. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company’s expenses in furnishing such documents.
Shareholder Proposals for 2012 Annual Meeting
     The deadline for submission of shareholder proposals for inclusion in the Company’s proxy statement for the 2012 Annual Meeting of Shareholders is December 20, 2011. Additionally, the Company must receive notice of any shareholder proposal to be submitted at the 2012 Annual Meeting of Shareholders (but not required to be included in the Company’s proxy statement) by March 7, 2012, or such proposal will be considered untimely and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.
Other Business
     The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

GEORGIA-CAROLINA BANCSHARES, INC.
REVOCABLE PROXY
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS
The undersigned hereby appoints Samuel A. Fowler, Jr. and Phillip G. Farr, and each of them, with full power of substitution to each, the proxies of the undersigned to vote all shares of common stock of Georgia-Carolina Bancshares, Inc. (the “Company”) that the undersigned would be entitled to vote if personally present at the 2011 Annual Meeting of Shareholders of the Company to be held at 4:00 p.m. on Monday, May 23, 2011, at 3527 Wheeler Road, Augusta, Georgia 30909, or at any adjournments or postponements thereof upon the following:
1.	To elect the following five Class II directors to serve for a term of three years, expiring at the 2014 Annual Meeting of the Shareholders, and until their successors are elected and qualified:

Mac A. Bowman, George H. Inman, John W. Lee, James L. Lemley and Julian W. Osbon

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT
and to elect the following Class I director to serve for a term of two years, expiring at the 2013 Annual Meeting of the Shareholders, and until his successor is elected and qualified::

William D. McKnight
Instructions: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and mark through that nominee’s name(s).
2.	To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the 2011 fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact any other business as may properly come before the meeting or any adjournments or postponements of the meeting:

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE PROPOSALS, AND UNLESS
INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACES PROVIDED, THIS PROXY WILL BE SO VOTED.
IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED
BY THOSE NAMED HEREIN AS DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Please date and sign this Proxy exactly as name(s) appears on the mailing label.

Stockholder sign above

Co-holder (if any) sign above

Print Name(s): _____________________________

NOTE: When signing as an attorney, trustee, executor, administrator or guardian, please give your title as such. If a corporation or partnership, give full name by authorized officer. In the case of joint tenants, each joint owner must sign.
Dated:___________________________________

I plan to attend the Annual Meeting of Shareholders: Yes__________        No__________